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                                                                     Exhibit 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               QK HEALTHCARE, INC.


                                  ------------


         Pursuant to the provisions of Sections 242, 245 and 228 of the General Corporation Law of Delaware, the undersigned Corporation adopts the following Amended and Restated Certificate of Incorporation:

         FIRST:    The name of the Corporation is QK Healthcare, Inc.

         SECOND:   The following Amended and Restated Certificate of
Incorporation has been adopted by the sole stockholder of the Corporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of Delaware.

         The Amended and Restated Certificate of Incorporation of QK Healthcare, Inc. (originally filed under the name of QKRX Inc. on April 5, 1999), as previously amended, is hereby deleted in its entirety and is amended and restated as follows:


                                    ARTICLE I

         FIRST:    The name of the corporation (hereinafter called the
"Corporation") is QK Healthcare, Inc.

         SECOND:   The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD:    The nature of the business or purposes to be conducted by and promoted by the Corporation is: for any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:   The total number of shares of stock which the Corporation
shall have authority to issue is as follows:


             Class           Number of Shares         Par Value
             -----           ----------------         ---------
             Common          100,000,000              $.001
             Preferred       20,000,000               $.001

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         The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

                   The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares from time to time adopted by the Board of Directors pursuant to authority so to do, which is hereby vested in the Board of Directors, and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Corporation, with any provisions for the subsequent adjustment of such conversion rights; the rights of the shares of the particular series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights or any other class or classes or series of capital stock; and to classify or reclassify any unissued shares by fixing or altering from time to time any of the foregoing or any other rights, privileges and qualifications.

                   All shares of Preferred Stock of any one series shall be
              identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as hereinabove provided or as fixed herein.

         FIFTH:    No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit, it being the intention of the foregoing


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provision to eliminate the liability of the Corporation's directors to the
Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law as amended from time to time. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the time this Article became effective.

         SIXTH:

         (i) The number of directors which will constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors of the Corporation or as otherwise provided in the Bylaws of the Corporation.

         (ii) Upon the closing of an initial public offering of the Corporation's Common Stock ("Public Offering"), the directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II, and Class III, respectively, and assigned to such classes in accordance with a resolution or resolutions adopted by the Board of Directors. Upon the closing of the Public Offering, (i) the initial term of the Class I directors shall expire upon the first annual meeting following the Public Offering, (ii) the initial term of the Class II directors shall expire upon the second annual meeting following the Public Offering, and (iii) the initial term of the Class III directors shall expire upon the third annual meeting following the Public Offering. Except as set forth in the immediately preceding sentence, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Stockholders may not amend or repeal this provision except upon the affirmative vote of not less than 75% of the outstanding shares of capital stock entitled to vote hereon.

         (iii) Notwithstanding the foregoing provisions of this ARTICLE VI, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed for cause by the holders of a majority of the voting power of the Corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (iv) Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

         (v) Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         SEVENTH:  The Corporation is to have perpetual existence.

         EIGHTH:   The Corporation shall indemnify and hold harmless any
director or officer of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by such person in connection with, or as a result of, any proceeding in which such


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person may become involved, as a party or otherwise, by reason of the fact that such person is or was such a director or officer of the Corporation, whether or not such person continues to be such at the time such expenses and liabilities shall have been imposed or incurred. It is the intention of this Article VIII to provide indemnification to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

         NINTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to adopt, alter, amend and repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware. The Bylaws of the Corporation may be adopted, amended, altered, or repealed by (a) a majority of the authorized number of directors or (b) the affirmative vote of not less than 75% of the outstanding shares of voting stock.

         TENTH:    Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         ELEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Special meetings of stockholders may be called only by the Chairman of the Board or by a majority of the members of the Board of Directors.

         TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute; provided, however, that the affirmative vote of at least 75% of the outstanding stock is required to amend the provisions of this Certificate of Incorporation.


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         I, the undersigned, being the Executive Vice President of the
Corporation, hereby declare, under penalties of perjury, that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly I have executed this Second Amended and Restated Certificate of Incorporation as of the ___day of _______, 2001.



                                            __________________________
                                            Michael Katz



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